Exhibit 10.2

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: Up to $2,000,000	Dated as of September 24, 2024

Perception Capital Corp. IV, f/k/a RCF Acquisition Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Blue Perception Capital LLP, or its registered assigns or successors in interest (the “Payee”), the principal sum of Two Million Dollars ($2,000,000) or such lesser amount as has been advanced by Payee to Maker and remains unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. Subject to Section 17, all payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Perception Capital Partners IV LLC (“Perception”) is a party to this Note for the limited purposes set herein.

1.	Principal. The entire unpaid principal balance of this Note shall be payable on the earliest of (such date, the “Maturity Date”): (i) the date the Business Combination (as such term is defined in the Amended and Restated Letter Agreement, dated November 3, 2023, among Perception and the other parties thereto (the “Amended and Restated Letter Agreement”) is consummated (the “Closing Date”), (ii) the date of the liquidation of Maker and (iii) December 31, 2024. The principal balance may not be prepaid. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.	Private Placement Shares. From the closing of the Business Combination until the date that is eighteen (18) months after such closing, Payee shall have the right to purchase from Perception up to 377,812.5 ordinary shares of Maker or its successor-in-interest, pursuant to a private placement transaction at an excise price of $1.20 a share (the “Private Placement Shares”). Each Private Placement Share purchased by Payee shall include a restricted legend that contemplates the same restrictions as the private placement warrants under the Amended and Restated Letter Agreement.

3.	Funding Schedule. Without any further action on the part of the Maker, Payee shall fund each of the following amounts via wire transfer to Maker (or its designee) no later than the date set forth below:

a.	Before the date of this note, the Maker received $1,275,739 in connection with the Note;

b.	$50,000 on September 30, 2024;

c.	$50,000 on October 15, 2024;

d.	$312,130 on October 31, 2024;

e.	$312,130 on November 29, 2024, provided, however, that the maximum amount of drawdowns outstanding under this Note may not exceed Two Million Dollars ($2,000,000) (such amount, the “Maximum Amount”).

If immediately prior to the closing of the Business Combination, the Maximum Amount has not yet been paid to the Maker, the Payee shall have the right to pay any remaining amounts to the Maker before the closing of the Business Combination.

4.	Use of Proceeds. The amounts funded by Payee to Maker shall be used for the purpose of (a) making contributions to the Trust Account in connection with extending the period of time that Maker has to complete an initial business combination as described in the proxy statement to be filed by Maker with the U.S. Securities and Exchange Commission (“SEC”) or (b) funding working capital requirements in connection with anticipated costs of pursuing a Business Combination.

5.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

6.	Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees (which payment shall not reduce the principal balance of this Note), then to the reduction of the unpaid principal balance of this Note. Any and all payments by or on account of any obligation of Maker under this Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in good faith by Maker or an agent thereof) requires the deduction or withholding of any tax from any such payment, then Maker (or an agent thereof) shall be entitled to make such deduction or withholding and any amounts so deducted or withheld shall be treated as having been paid to the Payee, and such withheld amounts shall be added to the principal balance of this Note. Payee shall, if reasonably requested by Maker, deliver to Maker such documentation prescribed by applicable law or reasonably requested by Maker as will enable Maker to determine whether or not payments made to Payee are subject to withholding or information reporting requirements.

7.	Events of Default. The following shall constitute an event of default (“Event of Default”):

a.	Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

b.	Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

c.	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

d.	Covenant Default. Maker shall default in the performance or observance of any of its covenants contained in Section 19 of this Note, and such default shall continue for a period of 30 days (or such longer period of time as is reasonably required to cure such default, so long as Maker promptly commences and diligently pursues such cure) after the date on which written notice of such default shall have been given by Payee to Maker.

8.	Remedies.

a.	Upon the occurrence of an Event of Default specified in Section 7(a) or Section 7(d) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b.	Upon the occurrence of an Event of Default specified in Sections 7(b) or 7(c), the unpaid principal balance of this Note, and all other amounts payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

9.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

11.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five calendar days after mailing if sent by mail.

12.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement in connection with the IPO were deposited (the “Trust Account”), as described in greater detail in the registration statement and prospectus filed with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker, the Payee, and Perception.

16.	Assignment. This Note binds and is for the benefit of the successors and permitted assigns of Maker, the Payee, and Perception. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided that Payee may transfer its rights and obligations to an affiliate of Payee or to any entity that may make any of the advances set forth in Section 3 without the consent of Maker or Perception or compliance with Section 18. The assignment or transfer of this Note shall be effective only upon surrender of the original Note for registration of assignment or transfer, duly endorsed, or accompanied by a duly executed written instrument of assignment or transfer in form satisfactory to the Maker. Thereupon, a new Note for like principal amount will be issued to, and registered in the name of, the assignee or transferee. Principal is payable only to the registered holder of the Note.

17.	Additional Issuance; Conversion.

a.	Intentionally Omitted.

b.	Conversion. Concurrent with the closing of the Business Combination, any amounts outstanding under this Note (or any portion thereof) will automatically convert into ordinary shares at a conversion price (the “Conversion Price”) equal to $1.00 per share (“Conversion Shares”). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Conversion Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. Each such newly issued Conversion Share shall include a restricted legend that contemplates the same restrictions as the private placement warrants under the Amended and Restated Letter Agreement. For each Conversion Share issued, Perception shall instruct RCF VII SPONSOR LLC to surrender to Maker a corresponding number of ordinary shares. Maker agrees to amend its Registration Rights Agreement dated November 9, 2021 to provide that the Conversion Shares shall be Registrable Securities as defined therein.

18.	Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note, except as provided in Section 16, or securities into which this Note may be converted, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer (as defined in the Amended and Restated Letter Agreement), in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 18 that the opinion of counsel for Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker, Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted with respect to the Founder Shares under the Amended and Restated Letter Agreement.

19.	Covenants and Other Agreements.

a.	Maker shall seek Payee’s approval for any expenditure that exceeds the transaction budget provided to Payee from Maker by more than 10% by line item, or in the aggregate, which such approval shall not be unreasonably withheld, conditioned or delayed.

b.	Maker shall use commercially reasonable efforts to inform Payee of its cumulative expenditures within 15 calendar days of the end of each calendar month and provide the Payee with any other information it reasonably requests with respect to the expenditures and operation of the Maker.

c.	Payee shall have the right to nominate one independent director to serve on Maker’s board upon the execution of this Note.

d.	Maker shall seek Payee’s approval prior to entering into a definitive agreement with respect to a Business Combination, which approval shall not be unreasonably withheld, conditioned or delayed.

e.	Maker shall not create, incur, assume, permit to exist or otherwise become liable with respect to any indebtedness, except indebtedness under this Note without Payee’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

f.	Maker shall keep the Collateral free and clear of all liens other than, liens for taxes or other governmental charges which are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted (which proceedings prevent the forfeiture or sale of the affected property and any material interference with the use thereof by Maker, in each case for the duration of such proceedings) and for which adequate reserves have been established in accordance with generally accepted accounting principles and warehousemen’s, mechanic’s, materialmen’s, carriers’ or other like liens created by operation of law securing amounts incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted (which proceedings prevent the forfeiture or sale of the affected property and any material interference with the use thereof by Maker, in each case for the duration of such proceedings) and for which adequate reserves have been established in accordance with generally accepted accounting principles.

[Signature page follows]

IN WITNESS WHEREOF, each of Maker and Perception, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Perception Capital Corp. IV.

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Chief Executive Officer

PERCEPTION CAPITAL PARTNERS IV LLC
By:	Macabel Holdings, Inc., its Sole Member

By:	/s/ Rick Gaenzle
Name:	Rick Gaenzle
Title:	Authorized Signatory

[Signature Page to Note]

Acknowledged and agreed as of the date first above written.

BLUE PERCEPTION CAPITAL LLP

By: BCMP Services Limited, its Administration Member

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	Authorized Signatory

[Signature Page to Note]